EXHIBIT (11)(E)

                        INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 64 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-
572) on behalf of EV Traditional National Municipals Fund of our report dated November 1, 1996 relating to such Fund, and of our report dated November 1, 1996, relating to National Municipals Portfolio, which reports are included in the Annual Report to Shareholders for the year ended September 30, 1996 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.

                                                     /s/ Deloitte & Touche LLP

                                                         DELOITTE & TOUCHE LLP

January 22, 1997
Boston, Massachusetts